                                                                    Exhibit 23.1


                    Consent of Independent Public Accountants

        As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our reports dated February 28, 2001 included in the Andrea Electronics Corporation Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Form S-3 registration statement.


                                                   /s/ ARTHUR ANDERSEN LLP

Melville, New York

September 10, 2001